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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 7, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                  (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Item 2.  Acquisition or Disposition of Assets
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     On March 7, 2000, Occidental Petroleum Corporation entered into an agreement to acquire all of the common partnership interest in Altura Energy Ltd. ("Altura"), the largest oil producer in the state of Texas. Altura has proved reserves of approximately 850 million barrels of oil equivalent, which are located in the Permian Basin.

     Occidental will pay approximately $1.2 billion to the sellers, affiliates of BP Amoco plc and Shell Oil Company, to acquire the common limited partnership interest and will control the general partner which manages, operates and controls 100 percent of the Altura assets. The partnership will borrow approximately $2.4 billion, which will be recourse only to the Altura assets. The sellers will retain a preferred limited partnership interest and will be entitled to certain distributions from the partnership. The partnership will loan approximately $2 billion to affiliates of the sellers, evidenced by two notes, which will provide credit support to the partnership. The transaction is valued at approximately $3.6 billion and is expected to close by April 30, 2000.

     Funds for Occidental's investment will be provided by the net after-tax proceeds of $700 million from the consummation of the recently announced sale of Occidental's equity interest in Canadian Occidental Petroleum Ltd., which is scheduled to close in April. The remaining $500 million is expected to be funded by the sale of various non-strategic assets before year-end.

     As a result of the acquisition, Occidental's worldwide oil production is expected to rise immediately to 417,000 barrels per day, a 36 percent increase above the average for 1999. In addition, Occidental's worldwide proved reserves are expected to increase by 63 percent to approximately 2.2 billion barrels, on an oil-equivalent basis.
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Item 7.  Financial Statements and Exhibits
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     (a)   Financial statements of business acquired.

     1.    To be filed by amendment.*

     (b)   Pro forma financial information.

     1. Pro forma financial information with respect to the acquisition of the Altura interests to be filed by amendment.*

     (c)   Exhibits.

     10.1  Purchase and Sale Agreement dated March 7, 2000, by and among Amoco
D. T. Company, Amoco X. T. Company, Amoco Y. T. Company, SWEPI LP, Shell Land & Energy Company, Shell Onshore Ventures Inc., Shell K2 Inc., and Shell Everest, Inc., as Sellers, and Occidental Petroleum Corporation, as Buyer.

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*  Financial statements and pro forma information with respect to the acquisition of the Altura interests are to be filed by amendment not later than 75 days after the date of the consummation of this transaction.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    March 14, 2000      S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller

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                               INDEX TO EXHIBITS

EXHIBITS

  10.1    Purchase and Sale Agreement dated March 7, 2000, by and among Amoco
          D. T. Company, Amoco X.T. Company, Amoco Y. T. Company, SWEPI LP, Shell Land & Energy Company, Shell Onshore Ventures Inc., Shell K2 Inc., and Shell Everest, Inc., as Sellers, and Occidental Petroleum Corporation, as Buyer.